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                                                                   EXHIBIT 10.40

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made and entered into by and between Celadon Group, Inc., a corporation with its principal place of business located at 9503 East 33rd Street, Indianapolis, Indiana 46236 ("Corporation") and Don S. Snyder, an individual currently residing in Forth Worth, Texas ("Employee").

     1. EMPLOYMENT. The Corporation hereby employs Employee, and Employee hereby accepts employment with the Corporation, as Corporation's Executive Vice
President and Chief Financial Officer upon the terms and conditions set forth below.

        2. DUTY. During the period of employment hereunder, Employee agrees to devote his fulltime, attention, skill and efforts to the performance of his duties as the Executive Vice President and Chief Financial Officer of the Corporation. Employee's specific duties shall include all activities commensurate with and typical of an executive vice president and chief financial officer of a public corporation including, but not limited to, the specific duties set forth below:

        (a)    Management,  supervision  and oversight of the preparation of all
               financial   information   of  the   Corporation,   including  its
               subsidiaries and corporate affiliates.

        (b) Participation in all policy making committees to which President and Chairman assigns Employee.

        (c) Communication with financial institutions, accounting firms and governmental agencies regarding financial matters relevant to the Corporation, its subsidiaries and corporate affiliates.

               In addition to such specific duties, Employee shall perform such other work as may be assigned to him by the President and Chairman. Nothing contained herein shall prohibit the Corporation from reassigning Employee to other duties consistent with his knowledge, skill and management ability as determined by the President and Chairman.

        3. TERM AND TERMINATION. The term of employment shall be from the date of execution of this Agreement for a period of two years or until terminated in accordance with the provisions set forth herein. This Agreement shall automatically renew for successive one year periods, unless terminated sooner. The Corporation and Employee shall provide 60 days' written notice in the event either party determines not to renew this Agreement.


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        (a)    This Agreement may be terminated at any time by mutual
               agreement in writing of the Corporation and Employee.

        (b) This Agreement shall be automatically terminated on the date of death of Employee.

        (c) This Agreement shall terminate on the date on which Employee is unable to perform the duties required to be provided by him under this Agreement as a result of personal injury, illness or other disability.

        (d) This Agreement may be immediately terminated by the Corporation at any time for cause, including, without limitation, Employee's failure or refusal to perform his duties and obligations hereunder.

        (e) This Agreement may be immediately terminated in the event Employee is convicted by a court of competent jurisdiction of a felony or enters a plea of nolo contendere to a felony.

        (f) This Agreement may be immediately terminated by the Corporation in the event of Employee's voluntary or involuntary petition in bankruptcy.

        4. COMPENSATION. So long as Employee shall remain an employee of the Corporation and shall continue to devote his full time and best efforts to his duties as Executive Vice President and Chief Financial Officer, Employee shall receive for each year of his employment an annual salary of $160,000.00 ("Base Salary"). Employee shall also be entitled to an annual increase in salary of not less than 5% of the salary amount in effect at the time of the increase. The salary shall be payable by the Corporation bi-weekly and deductions shall be made for payroll withholding, social security, contributions to the Corporation's retirement plans and such other deductions as may be required by law. Employee shall be entitled to participate in the Corporation's health insurance, retirement plans and other benefit plans.

        4.1 BONUS. In addition to Employee's Salary, Employee shall receive such additional compensation in an amount proportionate to other key managers of the Corporation. However, in no event shall such additional compensation be less than $40,000.00 annually with respect to Employee's employment with the Corporation.

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        4.2 STOCK  OPTION.  Employee  shall be entitled to an option to purchase
35,000 shares of corporate stock at a price of $10.00 per share and upon terms and conditions allowed by applicable state and federal securities laws and consistent with the Corporation's preexisting stock option plan.

        4.3 CAR ALLOWANCE. During the term of Employee's employment with the Corporation, Employee shall be entitled to a monthly allowance to be used exclusively for the purpose of defraying Employee's costs of an automobile, which will be used in furtherance of Employee's duties to the Corporation (Car Allowance"). Employee's Car Allowance shall be paid to Employee on a monthly basis in an amount equal to $450.00.

     4.4 MOVING EXPENSE. To facilitate Employee's relocation to Indianapolis, Indiana, the Corporation shall provide or otherwise reimburse Employee for reasonable expenses of the following:

        (a) Temporary housing in an apartment until the sooner of Employee's relocation to a permanent residence in Indiana or August 31, 1996.

        (b) During the time period referenced in subparagraph (a) above, prior to Employee's relocation to Indianapolis, Employee shall be entitled to a reimbursement of the cost of one round-trip airline ticket per month to Fort Worth, Texas.

        (c)    Corporation  shall  provide  two  round-trip  airline  tickets to
               Employee for the purpose of Employee's wife's travel to Indianapolis to search for a home in which to relocate Employee and his family.

        (d) Corporation shall provide or reimburse the direct cost of packing and moving Employee from Employee's household in Fort Worth, Texas to Employee's new home in Indiana.

        5. SEVERANCE PAY. The Corporation agrees that in all cases in which the Corporation terminates Employee, other than in the event Employee's employment is terminated for a breach of his fiduciary duty or for any "for cause" reason including the termination provision set forth in Paragraphs 3(d), 3(e) and 3(f) of this Agreement, Employee shall be entitled to an amount equal to two times Employee's then current Base Salary and bonus (as defined in Paragraphs 4 and 4.1 herein) payable bi-weekly until fully paid ("Severance Pay"). Severance Pay shall begin at the next scheduled date, following termination, that the Corporation pays its executives their wages. Subject to any limitation within the Corporation's stock option plan, Employee shall retain the right to exercise his stock option until Severance Pay is paid in full or the Corporation's obligation to pay

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Severance Pay  terminates.  If Employee fails to exercise his stock option prior to the date the Corporation's Severance Pay obligation terminates, or sooner, if the Corporation's stock option plan so requires, Employee shall have no further right to exercise the stock option provided in Paragraph 4.2 herein.

               The Corporation shall be deemed to have constructively terminated Employee upon any of the following:

        (a) Reassignment of job duties to Employee such that due to the termination of existing duties and the addition of new duties, 50% of Employee's reassigned duties are inconsistent with the duties outlined in Paragraph 2 herein.

        (b) Reassignment of Employee to a primary work location other than Indianapolis, Indiana, unless more than 50% of the key managers of the Corporation are also reassigned to a primary work location other than Indianapolis, Indiana.

        (c) The Corporation's breach of any material term or condition of this Agreement.

               Employee acknowledges that the Severance Pay is additional consideration for Employee's covenants as set forth in Paragraphs 7 and 8 herein. In the event Employee violates any fiduciary duty to the Corporation or any term within this Agreement during the Agreement or for the two year period during which the restrictive covenants set forth herein apply, the Corporation may, at its option, terminate Severance Pay to Employee. The Corporation's obligation to employee under this Paragraph 5 shall automatically terminate five years from the effective date of this Agreement, unless the obligation is invoked in accordance with this Agreement prior thereto. The termination of Severance Pay, however, shall not relieve Employee of any obligation set forth herein including obligations related to Employee's fiduciary duty or the restrictive covenants set forth in Paragraphs 7 and 8 herein. Moreover, termination of Severance Pay shall not be the Corporation's exclusive remedy in the event Employee breaches his fiduciary duty or the restrictive covenants set forth in Paragraphs 7 and 8 herein.

        6. ENGAGING IN OTHER EMPLOYMENT. Employee agrees that during the term of this Agreement, he will devote his entire productive time, attention, skills and efforts to the business of the Corporation and to his duties under this Agreement. Employee further agrees that during the term of this Agreement and for a period of two years thereafter, he will not engage in any other business duties or pursuits whatsoever, directly or indirectly, that competes with the Corporation's business, is a breach of Employee's fiduciary duty to the Corporation, or otherwise interferes with the performance of his duties under this Agreement. Nothing in this Paragraph 6 shall necessarily prevent Employee from taking

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action to obtain  other  employment  when such  action is taken  after  Employee ceases employment with Corporation and provided such employment does not result in the violation of this Agreement. In the event Employee complies with the provisions of Paragraph 6, the Corporation shall fulfill its Severance Pay obligations.

        7. RESTRICTIVE COVENANT. Employee understands and appreciates that, in his capacity as Executive Vice President and Chief Financial Officer of the Corporation, he will be entrusted with, have access to and become familiar with certain confidential information and trade secrets relating to the corporation's operations, customers, purchasing and pricing practices, and other information. Employee also appreciates that the Corporation has a legitimate interest in assuring that such confidential information and trade secrets are not used by Employee in a manner that would be disadvantageous to the Corporation. As a result, and in exchange for the considerations provided pursuant to this Agreement, Employee agrees that he will not, directly or indirectly, either during this Agreement or for a period of two years after the date Employee's employment ceases:

        (a) Release to any person, firm or corporation in any manner whatsoever, any information obtained primarily as a result of Employee's employment with the Corporation concerning any matters affecting or relating to the business of the Corporation, including, but not limited to, any customer lists or other information concerning the business of the Corporation, its manner of operation, its plans, practices, processes or other data, without regard to whether all of the foregoing matters will be deemed confidential, material, or important;

        (b) Call or solicit, either for himself or for any other person, firm or corporation, any of the customers of the Corporation on whom Employee obtained knowledge of, became acquainted with or whose information Employee had access to as a result of his employment with the Corporation; or

        (c) Make known to any person, firm or corporation, either directly or indirectly, any of the plans, financial information or potential undertakings of the Corporation.

        (d) Engage in any employment or business activity that is in competition or is reasonably expected to be in competition with the Corporation.

               Employee further agrees that all books, records, samples, customer lists, price lists, accounts, financial information and other property relating in any manner to the Corporation's business or customers, whether prepared by Employee or otherwise coming

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into Employee's  possession,  are the exclusive  property of the Corporation and shall be returned immediately to the Corporation upon termination of this Agreement or at the time Employee ceases employment with the Corporation.

        8. DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that the list of the Corporation's customers as well as any of its financial information is valuable, special and unique to the Corporation's business. Employee will not, during or after the term of his employment, disclose the list of the Corporation's customers or any of the Corporation's financial information not readily available to the public to any person, firm or corporation for any reason or purpose whatsoever.

        9. CORPORATION AND ITS AFFILIATES. All references made to "Corporation" shall include not only Celadon Group, Inc., but all of its corporate and business affiliates both inside and outside of the United States of America.

        10. CAPTIONS. The captions of this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement and are not to be considered in the interpretation of any part of this Agreement.

        11. SEVERABILITY. If, pursuant to federal, state or local law, any provisions of this Agreement shall be found by a court of competent jurisdiction to be null and void or unenforceable, all other provisions of this Agreement shall remain in full force and effect and any such provision found not to be enforceable shall be subject to modification by a court of competent jurisdiction to ensure the Corporation's interests are protected to the full extent possible as allowed under law.

        12. MODIFICATION OR CANCELLATION. Any modification or cancellation of any of the provisions of this Agreement shall not be valid unless in writing and signed by the parties.

        13. ASSIGNMENT. Neither this Agreement nor any interest therein shall be assigned by either party without written consent of the other.

        14. SURVIVAL OF COVENANTS. The restrictive covenants and promises of Employee set forth in this Agreement shall survive any termination or rescission of this Agreement unless the Corporation executes a written agreement specifically releasing Employee from any such covenant or promise.

        15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements among them, whether written or oral, respecting the subject matter of this Agreement.

        16. CANCELLATION OF OTHER AGREEMENTS. Effective as the date hereof, any and all employment agreements between Employee and the Corporation are hereby and in all respects terminated and canceled, and the Corporation shall assume no obligations thereunder or with respect thereto.

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        IN WITNESS WHEREOF, the parties have executed this Agreement on the date below their signature. The effective date of this Agreement shall be the date of the latest signature.

CORPORATION                             EMPLOYEE
Celadon Group, Inc.

By:   /s/  Leonard Bennett               By:       /s/ Don S. Snyder
    _________________________________         ________________________________
     Len Bennett, President                       Don S. Snyder

Date:     4/1/96                        Date:    4/1/96
      _______________________________         ________________________________



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                                                                   EXHIBIT 10.40

                                    AGREEMENT

                               Dated June 28, 1996

This Agreement is entered into by Celadon Group, Inc. (Celadon) and Don S. Snyder (the "Executive").

As an inducement to the Executive to relocate to Indianapolis, Indiana, the Company and Executive hereby agree as follows:

        1. If the Executive is an employee of Celadon and shall not have sold his personal residence in Ft. Worth, Texas by December 1, 1996, Celadon shall purchase the property upon Executives request for $440,000. Celadon shall pay all closing costs and fees normally associated with such transactions including without limitation, fees paid to intermediate agencies employed by Celadon.

        2. If the Executive ceases to be a full-time employee of Celadon for any reason prior to July 1, 1999, the Executive is obligated to sell and Celadon is obligated to buy, Executives personal residence in Indianapolis, Indiana for Executives original purchase price including closing costs plus capital improvements to the date of sale. The stated obligations of Executive and Celadon may only be modified by mutual agreement.

Dated:         June 28, 1996

For:           Celadon Group, Inc.                   Don S. Snyder

    /s/ Stephen Russell                          /s/ Don S. Snyder
________________________________________       _________________________________
Stephen Russell                                      Executive
Chairman and Chief Executive Officer



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